As filed with the Securities and Exchange Commission on December 12, 2008

Registration No. 033-99748

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number)

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Finneran, Jr.

General Counsel and Corporate Secretary

CAPITAL ONE FINANCIAL CORPORATION

1680 Capital One Drive

McLean, Virginia 22102

(703) 720-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Jean K. Traub Assistant Secretary CAPITAL ONE FINANCIAL CORPORATION 2980 Fairview Park Drive Falls Church, Virginia 22042-4525 (703) 205-1000	Ronald O. Mueller Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, NW Washington, D.C. 20036 (202) 955-8500

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑ Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

Deregistration of Shares

Capital One Financial Corporation filed with the Securities and Exchange Commission a Registration Statement on Form S-3, as amended (File No. 033-99748), which originally registered 7,500,000 shares of the Company’s common stock, par value $.01 per share (taking into consideration a three for one stock split effected by the Company in 1999), for issuance pursuant to the Company’s dividend reinvestment and stock purchase plan. This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 is filed to deregister 4,700,109 shares of the common stock previously registered on such Registration Statement on Form S-3 that remained unsold at the close of business on December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 12th day of December, 2008.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr., Esq. General Counsel and Corporate Secretary